QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Press Release

Magnum Hunter Resources, Inc. contact:
Brad Davis, Senior Vice President & CFO
Howard Tate, Vice President of Capital Markets
972-401-0752
www.magnumhunter.com

MAGNUM HUNTER RECORD DATE CORRECTION

        IRVING, Texas, May 3, 2005/PRNewswire/—In its joint press release with Cimarex Energy Co. (NYSE: XEC) on May 2, 2005, Magnum Hunter (NYSE: MHR) incorrectly announced that Magnum Hunter shareholders as of April 15, 2005 will be entitled to vote at its shareholder meeting to be held on June 6, 2005 in connection with the proposed merger between the two companies. The correct record date for shareholders entitled to vote at the Magnum Hunter special meeting is April 29, 2005.

        This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Cimarex's and Magnum Hunter's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions include 1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the acquisition; 2) the possibility that problems may arise in successfully integrating the businesses of the two companies; 3) the possibility that the acquisition may involve unexpected costs; 4) the possibility that the combined company may be unable to achieve cost-cutting synergies; 5) the possibility that the businesses may suffer as a result of uncertainty surrounding the acquisition; 6) the possibility that the industry may be subject to future regulatory or legislative actions; 7) the volatility in commodity prices for oil and gas; 8) the presence or recoverability of estimated reserves; 9) the ability to replace reserves; 10) environmental risks; 11) drilling and operating risks; 12) exploration and development risks; 13) competition; 14) the ability of management to execute its plans to meet its goals and other risks that are described in SEC reports filed by Cimarex and Magnum Hunter. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Cimarex and Magnum Hunter. Cimarex and Magnum Hunter assume no obligation and expressly disclaim any duty to update the information contained herein except as required by law.

        In connection with the proposed merger, Cimarex and Magnum Hunter have filed with the SEC a Registration Statement on Form S-4 (Registration Number 333-123019) that discloses important information about the merger. Investors and security holders of Cimarex and Magnum Hunter are urged to read the joint proxy statement/prospectus filed with the SEC, and any other relevant materials filed by Cimarex or Magnum Hunter, as well as any amendments or supplements to those documents, because they contain important information about Cimarex, Magnum Hunter and the merger. Investors and security holders may obtain these documents (and any other documents filed by Cimarex and Magnum Hunter with the SEC) free of charge at the SEC's website at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge (i) at www.cimarex.com or www.magnumhunter.com or (ii) by directing a request to Mary Kay Rohrer, Assistant Corporate Secretary, Cimarex Energy Co., phone: 303-295-3995, fax: 303-295-3494; or Morgan F. Johnston, Corporate Secretary, Magnum Hunter Resources, Inc., phone: 972-401-0752, fax: 972-443-6487. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed acquisition.

        Cimarex, Magnum Hunter and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Cimarex and Magnum Hunter in favor of the merger. Information about the executive officers and directors of Cimarex and their ownership of Cimarex common stock is set forth in the joint proxy statement/prospectus, which was filed with the SEC on May 2, 2005. Information about the executive officers and directors of Magnum Hunter and their ownership of Magnum Hunter common stock is set forth in the Annual Report on Form 10-K for the year ended December 31, 2004, which was filed with the SEC on March 16, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Cimarex, Magnum Hunter and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus when it becomes available.

QuickLinks

MAGNUM HUNTER RECORD DATE CORRECTION